UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 10, 2022, Fulcrum Therapeutics, Inc., or Fulcrum, announced clinical proof-of-concept data from the ongoing Phase 1b trial of FTX-6058 for the treatment of sickle cell disease, or SCD. Initial data from the first subjects to receive a 6 mg dose of FTX-6058, an oral fetal hemoglobin, or HbF, inducer, showed a rapid and robust induction of HbF and achieved increases of up to 6.3% over baseline, were increasing at last measured time point, and that maximal levels of HbF may have not yet been achieved.

Increases in HbF have been shown to reduce the frequency or severity of a broad range of SCD symptoms, including vaso-occlusive crises, or VOC, anemia, pain, infection, stroke and others. Based on a large body of genetic, clinical, and observational evidence showing the effects of higher levels of HbF in people with SCD, the induction of HbF by 5-10% over baseline could be associated with reduced disease burden and improved clinical outcomes. These initial data showing that FTX-6058 increases HbF levels by up to 6.3% support its potential to become a transformative therapy for people living with SCD.

The Phase 1b study has enrolled six of up to ten subjects. These six subjects (none on background hydroxyurea) received at least one 6 mg dose of FTX-6058 and all were included in the safety analyses. As of the data cut-off on May 25, 2022, three subjects were evaluable at day 28 and beyond for increases in HbF. Three subjects were not evaluated due to non-adherence or protocol deviation, as specified in the statistical analysis plan.

All subjects evaluable for HbF change over baseline achieved increases in HbF by day 28. Changes in additional parameters, such as total bilirubin, reticulocyte count, and total hemoglobin were also observed, consistent with reduced hemolysis. A table showing the percent increase in HbF at pre-specified time-points is provided below.

Absolute HbF (%)
	Baseline	Day 14	Day 28	Day 42	Day 56	Day 70	Day 84 (EOS)	Post Tx + 7D	Increase from baseline
Subject 1	9.2%	9.8%	10.9%	13.5%	14.0%	13.7%	13.7%	14.4%	5.2%
Subject 2	3.7%	5.0%	7.8%	9.6%	10.0%				6.3%
Subject 3	6.2%	6.5%	7.3%	8.3%					2.1%

FTX-6058 was generally well-tolerated in the initial cohort. No serious treatment emergent adverse effects, or TEAEs, were reported, and there were no discontinuations due to TEAEs. All non-serious TEAEs were transient and deemed unrelated to study drug.

By the end of this year, Fulcrum plans to complete enrollment in the current dose cohort, as well as its second and third cohorts in this dose-ranging study, with the goal to initiate a registrational trial in 2023.

Forward-Looking Statements

This disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, including statements regarding the potential benefits of FTX-6058 and achieving a 5-10% increase in HbF and effects on SCD, the clinical development plan for FTX-6058 and initiation of registrational trial for sickle cell disease, among others. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s ability to continue to advance its product candidates in clinical trials; initiate and enroll clinical trials on the timeline expected or at all; obtain and maintain necessary approvals from the FDA and other regulatory authorities; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of losmapimod, FTX-6058 and its other product candidates; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fulcrum’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in Fulcrum’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Fulcrum’s views as of the date hereof and should not be relied upon as representing Fulcrum’s views as of any date subsequent to the date hereof. Fulcrum anticipates that subsequent events and developments will cause its views to change. However, while Fulcrum may elect to update these forward-looking statements at some point in the future, Fulcrum specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 10, 2022	By:	/s/ Curtis Oltmans
Name: Curtis Oltmans Title: General Counsel